UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2014

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2014 (New Zealand time), Diligent Board Member Services, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The matters voted on at the Annual Meeting and the final voting results with respect to such matters are presented below.

Proposal 1(a): To Elect Hans Kobler as a Class II Director — Stockholders elected Hans Kobler as a Class II Director.

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,998,683	605,600	80,300	10,286,883

Proposal 1(b): To Elect Mark Weldon as a Class II Director — Stockholders elected Mark Weldon as a Class II Director.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,086,923	5,545,860	51,800	10,286,883

The continuing Class I Directors are Greg B. Petersen and A. Laurence Jones, whose terms expire at the 2016 Annual Meeting of Shareholders. The continuing Class III Directors are Mark Russell and Alessandro Sodi, whose terms expire at the 2015 Annual Meeting of Shareholders. The continuing Series A Director is David Liptak, who will serve in office until his successor is validly elected and qualified or until such time that he is removed by the holders of the Company’s Series A Preferred Stock.

Proposal 2: Ratification of A. Laurence Jones appointment as a Class I Director — Stockholders approved the ratification of the appointment of A. Laurence Jones as a Class I Director.

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,018,325	518,579	147,679	10,286,883

Proposal 3: Ratification of the Independent Registered Public Accounting Firm — Stockholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,681,004	3,579	0	10,286,883

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2014	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alexander Sanchez
Alexander Sanchez Interim Chief Financial Officer